Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of QuantaSing Group Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 17, 2024.

Rui Zhang

/s/ Rui Zhang

KPartners Limited

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director

K2 Partners III GP, LLC

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director

K2 Partners III GP, L.P.

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director, for and on behalf of
K2 Partners III GP, LLC, General Partner

K2 Partners III L.P.

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: For and on behalf of K2 Partners III GP, L.P., General Partner,
Director of, and for and on behalf of, K2 Partners III GP, LLC, Sole General Partner of, and for and on behalf of, K2 Partners III GP, L.P.

K2 Partners III Limited

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director